UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MGT Capital Investments, Inc.

(Name of Registrant as Specified in Its Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

MGT Capital Investments, Inc.

500 Mamaroneck Avenue - Suite 204

Harrison, NY  10528

February 29, 2012

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of MGT Capital Investments, Inc. to be held on March 20, 2012 at 10:00a.m., local time, at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, NY 10022.  At this meeting, stockholders will vote on a proposal to amend our Certificate of Incorporation to effect a Reverse Stock Split of the Company’s Common Stock, at an exchange ratio of 1-for-500 shares of the Company’s outstanding Common Stock, immediately followed by a forward split of the Company’s outstanding Common Stock, at an exchange ratio of 15-for-1 shares of the Company’s outstanding Common Stock.

Your vote is extremely important. You may vote your shares by mail, fax or email by completing, signing, dating and returning the proxy card in the postage-paid envelope provided or by faxing or scanning the proxy card to MGT Capital Investments, Inc. at the email address and fax numbers indicated in the accompanying proxy statement. You may revoke your proxy at any time before it is exercised at our special meeting by following the instructions in the proxy statement.

Very truly yours,

/s/ Robert Ladd
By: Robert Ladd
Its: President and CEO

MGT Capital Investments, Inc.

500 Mamaroneck Avenue - Suite 204

Harrison, NY  10528

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of MGT Capital Investments, Inc., a Delaware corporation, will be held on March 20, 2012, at 10:00 a.m. local time, at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, NY 10022. At the meeting, you will be asked to vote on the following matters:

1.	To vote on a proposal to Amend our Certificate of Incorporation to effect a Reverse Stock Split of the Company’s Common Stock, at an exchange ratio of 1-for-500 shares of the Company’s outstanding Common Stock, immediately followed by a forward split of the Company’s outstanding Common Stock, at an exchange ratio of 15-for-1 shares of the Company’s outstanding Common Stock. Such amendment would not change the par value per share and the number of authorized shares of Common Stock. Such amendment to be effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State (the “Reverse Stock Split/Forward Stock Split Proposal”); and

2.	To transact such other business as may properly come before the meeting.

These items are more fully described in the proxy statement accompanying this Notice.

The board of directors has fixed the close of business on January 20, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation at 500 Mamaroneck Avenue - Suite 204, Harrison, NY 10528, during the ten days prior to the meeting.

Your vote is extremely important. All MGT stockholders are cordially invited to attend the special meeting in person. Whether or not you plan to attend in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or scan or fax your completed proxy card to the email address and fax numbers indicated in the proxy statement - this will help ensure that your MGT shares are represented and that a quorum is present at the special meeting. If you submit your proxy and then decide to attend the special meeting and wish to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures identified in the accompanying proxy statement. Only MGT stockholders of record at the close of business on January 20, 2012 are entitled to notice of, to attend and to vote at, the special meeting. This proxy statement and the enclosed proxy card are being first distributed to stockholders on or about February 29, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT/FORWARD STOCK SPLIT PROPOSAL ON THE ENCLOSED PROXY CARD.

By order of the Board of Directors

/s/ Robert Ladd
By: Robert Ladd
Its: President and CEO

IMPORTANT: Whether or not you expect to attend the special meeting in person, we urge you to submit a completed proxy card to vote your shares.  This will help ensure the presence of a quorum at the special meeting.  Promptly voting your shares will help to save MGT the expense of additional solicitations.  As described in the accompanying proxy statement, submitting your proxy card now will not prevent you from voting your shares at the special meeting if you desire to do so.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 20, 2012

THE PROXY STATEMENT AND OUR FORM OF PROXY CARD

ARE AVAILABLE ON THE INTERNET AT

http://mgtcapital2012.investorroom.com

MGT CAPITAL INVESTMENTS, INC.

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MGT Capital Investments, Inc.

500 Mamaroneck Avenue - Suite 204

Harrison, NY  10528

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 20, 2012

ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of MGT Capital Investments, Inc.  (“MGT,” the “Company,” “we,” “our,” or “us”) for use in connection with our special meeting of stockholders (the “special meeting” or the “meeting”), to be held on March 20, 2012 at 10:00a.m., local time, at  at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, NY 10022. This proxy statement and the enclosed proxy card are being sent to stockholders entitled to vote at the special meeting.

At the special meeting, stockholders of record as of January 20, 2012 will be entitled to vote on a proposal to amend our Certificate of Incorporation to effect a Reverse Stock Split of the Company’s Common Stock, at an exchange ratio of 1-for-500 shares of the Company’s outstanding Common Stock, immediately followed by a forward split of the Company’s outstanding Common Stock, at an exchange ratio of 15-for-1 shares of the Company’s outstanding Common Stock. Such amendment will not change the par value per share and the number of authorized shares of Common Stock. Such amendment to be effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State (the “Reverse Stock Split/Forward Stock Split Proposal”).

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT/FORWARD STOCK SPLIT PROPOSAL.

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BACKGROUND OF BOARD’S SOLICITATION

The Board believes that it is in the Company’s and our stockholders’ best interest to effect the Reverse Stock Split/Forward Stock Split.  The primary objective of the Reverse Stock Split is to increase the per share trading value of the Company’s Common Stock in order to maintain the listing of the Company’s Common Stock on the NYSE Amex Exchange (the “Exchange”).  In August, 2011, the Exchange notified the Company that its Common Stock had fallen to a low trading price for a significant period of time and that the Company was, therefore, not in compliance with Section 1003(f)(v) of the NYSE Amex Company Guide.  The Company was given until February 23, 2012 to comply with this Section.  The Exchange noted that MGT could regain compliance by effectuating a reverse-split of its Common Stock prior to February 23, 2012.  On February 17, 2012, the Exchange granted an extension of time to March 31, 2012 for compliance with Section 1003(f)(v).

In addition to the Reverse Stock Split’s anticipated effect of increasing the price of our Common Stock, as mandated by the Exchange, the Company will “cash out” those stockholders holding less than 500 shares of Common Stock as of the effective date of the Reverse Stock Split. This cash out provision is unrelated to the Exchange’s requirements; the Board is including the cash out provisions for the reasons stated herein.

The Company will combine the reverse split prescribed by AMEX with a simultaneous forward split as one method to attract investors and business opportunities for the Company. The Company believes that the Forward Split would result in a larger number of shares in the public float may encourage investor interest and improve the marketability and liquidity of the Company’s Common Stock. In approving the Forward Split following the Reverse Split, the Board considered that the Common Stock may not currently appeal to brokerage firms that are reluctant to recommend securities with low trading volume to their clients.  Investors may also be dissuaded from purchasing stocks with low trading volumes.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of stocks with low trading volumes.  The Board also believes that most investment funds are reluctant to invest in stocks with low trading volumes.

Based on information and belief, a minimum price of $1.00 would comply with Section 1003(f)(v) of the Company Guide. Based on the historical price of Company Common Stock over and assuming a constant equity market capitalization value of approximately $4 million, the post split price would be approximately $2.00 due to approximately 2,105,426 million post split shares outstanding.

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QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING

Why am I receiving these materials?

We are sending you this proxy statement because the board of directors is soliciting your proxy to vote at our special meeting.  This proxy statement provides information regarding the matters that we will act on at the special meeting and summarizes the information you need in order to vote at the special meeting. You do not need to attend the special meeting to vote your MGT shares.  Please read this proxy statement, as it contains important information you need to know to vote at the special meeting.

When and where will the special meeting take place?

The special meeting will be held on March 20, 2012 at 10:00a.m., local time, at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, NY 10022.

Who is soliciting my vote?

This proxy statement and the proxy card are provided in connection with the solicitation of proxies by our board of directors for the special meeting.  Proxy materials, including this proxy statement and the proxy card, were filed by us with the Securities and Exchange Commission on February 22, 2012, and we are first making this proxy statement available to stockholders on or around February 29, 2012.

What am I being asked to vote on?

•     To amend our Certificate of Incorporation to effect a Reverse Stock Split of the Company’s Common Stock, at an exchange ratio of 1-for-500 shares of the Company’s outstanding Common Stock, immediately followed by a forward split of the Company’s outstanding Common Stock, at an exchange ratio of 15-for-1 shares of the Company’s outstanding Common Stock.

•     To transact such other business as may properly come before the meeting or any adjournment thereof.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote as follows:

•     “FOR” the proposal to amend our Certificate of Incorporation to effect a Reverse Stock Split of the Company’s Common Stock, at an exchange ratio of 1-for-500 shares of the Company’s outstanding Common Stock, immediately followed by a forward split of the Company’s outstanding Common Stock, at an exchange ratio of 15-for-1 shares of the Company’s outstanding Common Stock.

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How are my shares of common stock voted if I give you my proxy?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.  This is subject to the “broker non-vote” limitation described under “How do I vote?” below.

Who may vote at the special meeting?

Our common stock is the only class of voting shares.  Holders of record of our common stock at the close of business on January 20, 2012, the record date for the special meeting, are entitled to vote on each matter properly brought before the special meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

MGT stockholders have one vote for each share of common stock owned on the record date on each matter properly brought before the special meeting and at any adjournment or postponement of the meeting.

How many votes may be cast by all stockholders?

As of the close of business on January 20, 2012, 70,291,062 shares of our common stock were outstanding and each share is entitled to one vote on each matter properly brought before the special meeting and at any adjournment or postponement of the meeting.

How do I vote?

You may vote by attending the special meeting and voting in person or by submitting a proxy.  The method of voting by proxy will be different depending on whether your shares are held by you directly as the record (or registered) holder or if your shares are held in “street name” by a broker, bank or nominee on your behalf.

·	Record holders. If you hold your MGT shares as a record holder, you may vote your shares by completing, dating and signing the proxy card that is included with this proxy statement and promptly returning it in the pre-addressed, postage paid envelope we are providing to you. You also have the option of submitting your proxy electronically via email or by fax by following the instructions described below. You also have the right to vote in person at the meeting, and if you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the special meeting.

If you vote by proxy, your shares will be voted at the special meeting in the manner specified by you, if any.  If you sign, date and return your proxy card, but do not specify how you want your shares voted, they will be voted by the proxy holder as described under “How are my shares of common stock voted if I give you my proxy?”

·	“Street name” holders. If you hold your MGT shares in street name, you are what is commonly known as a “beneficial owner,” and you should receive a notice from your broker, bank or other nominee that includes instructions on how to vote your MGT shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. You also may request paper copies of the proxy statement and proxy card from your broker. Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

If you hold your shares in street name and do not provide your broker with specific voting instructions regarding  the amendment to the Certificate of Incorporation to effect the reverse stock split and reduce the number of authorized shares, the broker will not be able to vote your shares on your behalf because the broker does not have discretionary authority to vote on certain non-routine items, such as an amendment to the Certificate of Incorporation to effect a reverse stock split and reduce the number of authorized shares (so-called “broker non-votes”)- the broker must receive voting instructions from you as the beneficial owner of the shares.

Even if you plan to attend the special meeting, we ask that you vote your shares in advance using the proxy card so that your vote will be counted if you later decide not to attend the special meeting.

If you have any questions about how to ensure that your shares are voted at the special meeting in accordance with your wishes, please contact:

Robert Traversa, CFO

MGT Capital Investments, Inc.

(914) 630-7431

rtraversa@mgtci.com

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Can I send in my proxy by fax or by email?

Yes.  You may fax your completed and signed proxy card to VStock Transfer, our transfer agent at (646) 536-3179. You also may email a completed and signed proxy card to VStock Transfer by scanning your completed and signed proxy card and emailing it to the attention of Yoel Goldfeder at yoel@vstocktransfer.com.

How many votes must be present to hold the special meeting?

A quorum must be present for business to be transacted at the special meeting.  The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting.  Based on shares of our common stock outstanding on the record date, 35,145,532 shares of our common stock must be present either in person or by proxy for a quorum.

Abstentions are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum; however, “broker non-votes” are not.  A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  In order for us to determine that enough votes will be present to hold the special meeting and transact business, we urge you to vote as soon as possible by submitting the proxy card.

What vote is required to amend the Certificate of Incorporation to approve the Reverse Stock Split/Forward Stock Split?

When a quorum is present, a majority of the outstanding stock entitled to vote on the Reverse Stock Split/Forward Stock Split must vote in favor of such proposal in order to approve the proposal/

May I revoke my vote?

You may revoke your vote at any time before your proxy is voted at the special meeting.  The action you must take to revoke your vote will be different depending on whether your shares are held by you directly as the record holder or if your shares are held in street name” by a broker, bank or nominee on your behalf.

How will the proxy statement be delivered to multiple security holders sharing the same address?

We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Corporate Secretary

MGT CAPITAL INVESTMENTS, INC.

500 Mamaroneck Avenue - Suite 204

Harrison, NY  10528

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•     Record holders:  If you hold your MGT shares as a record holder, you may revoke your proxy at any time before your proxy is voted at the special meeting by (i) delivering to MGT a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy,  (iii) submitting another proxy by email or fax relating to the same shares and bearing a later date than the original proxy, or (iv) attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

•     “Street name” holders:  If you hold your MGT shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Will any other business be conducted at the special meeting?

It is not currently expected that any matter other than those identified above will be voted upon at the special meeting (other than procedural matters with respect to the conduct of the meeting that may properly arise).  With respect to any other matter that properly comes before the meeting, the proxy holders will vote as may be recommended by our board or, if no recommendation is given, in their own discretion.

May I vote in person?

Yes. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in street name, you must bring to the special meeting a “legal proxy” from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the special meeting.

What do I need for admission to the special meeting?

You are entitled to attend the special meeting in person only if you are a stockholder of record or a beneficial owner of our stock as of the close of business on January 20, 2012, or if you hold a valid proxy for the special meeting.  To attend the meeting, you must bring with you:

•     photo identification; and

•     if you hold in “street name,” you should provide proof of beneficial ownership on the record date, a copy of the voting-instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification.

If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the special meeting.

The use of cameras, recording devices and other electronic devices at the special meeting is prohibited, and such devices will not be allowed in the meeting or any other related areas, except by credentialed media. We realize that many cellular phones personal digital assistants have built-in digital cameras and voice recorders, and while you may bring these into the meeting venue, you may not use the camera or recording function at any time.

What happens if the special meeting is postponed or adjourned?

Your proxy will remain valid and may be voted when the postponed or adjourned meeting is held. You may change or revoke your proxy until it is voted.

Who pays for the solicitation of proxies?

We will pay the cost of preparing this proxy statement and the related proxy card and notice of meeting, as well as any other materials that may be distributed on behalf of our Board, and any cost of soliciting your vote on behalf of the board. We also pay all special meeting expenses.

May I access the proxy materials for the special meeting on the Internet?

Under recently implemented rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you these proxy materials, including the proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and the accompanying form of proxy card are available at http://mgtcapital2012.investorroom.com.

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PROPOSAL NO. 1

REVERSE STOCK SPLIT/FORWARD STOCK SPLIT PROPOSAL

The Board believes that it is in the Company’s and our stockholders’ best interest to effect the Reverse Stock Split/Forward Stock Split.  The primary objective of the Reverse Stock Split is to increase the per share trading value of the Company’s Common Stock in order to maintain the listing of the Company’s Common Stock on the NYSE Amex Exchange (the “Exchange”).  In August, 2011, the Exchange notified the Company that its Common Stock had fallen to a low trading price for a significant period of time and that the Company was, therefore, not in compliance with Section 1003(f)(v) of the NYSE Amex Company Guide.  The Company was given until February 23, 2012 to comply with this Section.  The Exchange noted that MGT could regain compliance by effectuating a reverse-split of its Common Stock prior to February 23, 2012.  On February 17, 2012, the Exchange granted an extension of time to March 31, 2012 for compliance with Section 1003(f)(v).

In addition to the Reverse Stock Split’s anticipated effect of increasing the price of our Common Stock, as mandated by the Exchange, the Company will “cash out” those stockholders holding less than 500 shares of Common Stock as of the effective date of the Reverse Stock Split. This cash out provision is unrelated to the Exchange’s requirements; the Board is including the cash out provisions for the reasons stated herein.

The Company will combine the reverse split prescribed by AMEX with a simultaneous forward split as one method to attract investors and business opportunities for the Company. The Company believes that the Forward Split would result in a larger number of shares in the public float may encourage investor interest and improve the marketability and liquidity of the Company’s Common Stock. In approving the Forward Split following the Reverse Split, the Board considered that the Common Stock may not currently appeal to brokerage firms that are reluctant to recommend securities with low trading volume to their clients.  Investors may also be dissuaded from purchasing stocks with low trading volumes.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of stocks with low trading volumes.  The Board also believes that most investment funds are reluctant to invest in stocks with low trading volumes.

Based on information and belief, a minimum price of $1.00 would comply with Section 1003(f)(v) of the Company Guide. Based on the historical price of Company Common Stock over and assuming a constant equity market capitalization value of approximately $4 million, the post split price would be approximately $2.00 due to approximately 2,105,426 million post split shares outstanding.

PROPOSED REVERSE STOCK SPLIT

Reasons for the Corporate Action

In August, 2011, the Exchange notified the Company that its Common Stock had fallen to a low trading price for a significant period of time and that the Company was, therefore, not in compliance with Section 1003(f)(v) of the NYSE Amex Company Guide.  The Company was given until February 23, 2012 to comply with this Section.  On February 17, 2012, the Exchange granted an extension of time to March 31, 2012 for compliance with Section 1003(f)(v). We are seeking to conduct the Reverse Stock Split to increase the price of our Common Stock to comply with Section 1003(f)(v) and maintain our listing on the Exchange.

We believe that the Reverse Stock Split would make the Company’s Common Stock more attractive to a broader range of institutional investors, professional investors and other members of the investing public, many of whom have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher

Increase in Per Share Price of Our Common Stock

The Board expects that the Reverse Stock Split would result in an increase in the per share market price of the Company’s Common Stock, which allows us to achieve a stock price at or above the minimum requirement for maintaining our listing on the NYSE Amex.  The Reverse Stock Split would result in fewer shares of the Company’s Common Stock outstanding, which should have the effect of increasing the per share price of the Company’s Common Stock in an amount approximately equivalent to the ratio in which the number of outstanding shares of Common Stock was decreased.

We also believe that the expected increase in the per share price of the Company’s Common Stock resulting from the Reverse Stock Split would make the Company’s Common Stock more attractive to a broader range of institutional investors, professional investors and other members of the investing public, many of whom have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

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Increase in Shares Available for Issuance

The Reverse Stock Split would reduce our shares of outstanding Common Stock thereby increasing the number of shares available for issuance in connection with possible future financings, acquisitions and other proper corporate purposes without further action by stockholders, except as required by applicable law, regulation or rule.   The Company anticipates, as part of its previously disclosed plan of compliance submitted to AMEX, that it would in the future issue shares in order to regain compliance with the Exchange’s minimum value of shareholders equity, but has no definitive plans or arrangements in this regard.

Reduced Administrative Costs Associated with Fewer Stockholders

In addition to the Reverse Stock Split’s anticipated effect of increasing the price of our Common Stock, as mandated by the Exchange, the Company will “cash out” those stockholders holding less than 500 shares of Common Stock as of the effective date of the Reverse Stock Split. This cash out provision is unrelated to the Exchange’s requirements; the Board is including the cash out provisions for the reasons stated below. As of January 12, 2012, we had approximately 1,350 shareholders, comprised of approximately 700 holders of record and approximately 650 beneficial holders. According to information provided by Vstock Transfer, the Company’s Transfer Agent, we have approximately 700 registered certificate holders in total; of that 700, about 325 holders own 500 shares or more. Those 325 holders in turn own a total of 37 million shares. The other 375 certificate holders own only about 70,000 shares in total. These 375 stockholders in total represented approximately 23% of the total number of holders of the Company’s Common Stock, but owned less than 1% of the total number of outstanding shares of Common Stock.

According to Broadridge, there are approximately 650 Non-Objecting Beneficial Owner (“NOBO”) accounts, with 390 owning 500 shares or more, totaling 16 million shares. The other 260 accounts in total represented approximately 16% of the total number of holders of the Company’s Common Stock, but owned less than 1% of the total number of outstanding shares of Common Stock.1

Assuming all record and beneficial holders of our stock were cashed out at the time of the Reverse Split and before the Forward Split, we would be left with approximately 700 record and beneficial holders after giving effect to the Reverse Split, and total outstanding shares after giving effect to the Reverse Stock Split would be reduced by less than 1%.

Moreover, the Company would benefit from cost savings as a result of the Reverse Stock Split. The costs of administering each registered stockholder’s account are the same regardless of the number of shares held in each account. Therefore, the Company’s costs to maintain numerous small accounts (which account for approximately 40% of all stockholders) are disproportionately high when compared to the total number of shares involved. These costs include administration of stock certificates including printing, affidavits of loss, and reissuance, printing and postage costs to mail the proxy materials, and similar costs associated with required mailings to stockholders holding shares in street name through a nominee (i.e. a bank or broker).

The Reverse Stock Split allows stockholders with small accounts to cash out their positions without transaction costs, such as brokerage fees. However, if these stockholders do not want to cash out their holdings of Common Stock, they would have the opportunity to purchase additional shares on the open market to increase their account to at least 500 shares, or, if applicable, consolidate/transfer their accounts into an account with at least 500 shares. These actions would need to be taken far enough in advance so that the consolidation or the purchase is complete and settled by the close of business on the Effective Date of the Reverse Stock Split.

1 Please note that beneficial ownership calculations do not include approximately 15,000,000 shares of our Common Stock beneficially owned by objecting beneficial owners (“OBOs”) because of the way foreign custodians report their holdings (i.e.in a single block, even though there may be many underlying individual accounts).

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Certain Risks Associated With the Reverse Stock Split

Stockholders owning fewer than 500 shares of Common Stock immediately prior to the Effective Date would, after giving effect to the Reverse Stock Split, no longer have any equity interest in the Company and therefore would not participate in our future earnings or growth, if any.  It is expected that approximately 635 holders (exclusive of OBO accounts) would be fully cashed out in the Reverse Stock Split.  It will not be possible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from a remaining stockholder.

The Reverse Split would require stockholders who own fewer than 500 shares of Common Stock to involuntarily surrender their shares for cash.  These stockholders would not have the ability to continue to hold their shares.  The ownership interest of these stockholders would be terminated as a result of the Reverse Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split overall would benefit these stockholders because of, among other reasons, the liquidity provided to them by the Reverse/Forward Stock Split at a price determined by the Board to be fair to these stockholders.

The market price per new share of the Company’s Common Stock after the Reverse Stock Split may not rise or remain constant so that the Company would be in compliance with applicable NYSE Amex rules. Moreover, the market price per new share of the Company’s Common Stock after the Reverse Stock Split may not rise or remain constant in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Stock Split. Nor can there be any assurance that the Reverse Stock Split would result in a per share price that would attract institutional investors and brokers.

A decline in the market price for the Company’s Common Stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a Reverse Stock Split, and the liquidity of the Company’s Common Stock could be adversely affected following a Reverse Stock Split. The market price of the Company’s Common Stock would also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Company’s Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s Common Stock following a Reverse Stock Split are lower than they were before the Reverse Stock Split.

PROPOSED FORWARD STOCK SPLIT

Reasons for the Corporate Action

The Company believes that the Forward Split would result in a larger number of shares in the public float may encourage investor interest and improve the marketability and liquidity of the Company’s Common Stock. In approving the Forward Split following the Reverse Split, the Board considered that the Common Stock may not currently appeal to brokerage firms that are reluctant to recommend securities with low trading volume to their clients.  Investors may also be dissuaded from purchasing stocks with low trading volumes.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of stocks with low trading volumes.  The Board also believes that most investment funds are reluctant to invest in stocks with low trading volumes. Furthermore, the liquidity of the Company’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. The Company believes that accomplishing a Forward Stock Split immediately following the Reverse Stock Split would ameliorate some of the above referenced adverse liquidity issues associated with a simple Reverse Stock Split.

Certain Risks Associated with the Forward Stock Split

Upon effectiveness of the Forward Stock Split, there can be no assurance that the trading volume of the Common Stock would increase at a level in proportion to the increase in the number of outstanding shares resulting from the Forward Split, that the Forward Split would result in a trading volume that would increase the Company’s ability to attract and retain employees and other service providers or that the trading volume of the post-split Common Stock would be maintained.  The market price and trading volume of the Common Stock would be based on its financial performance, market condition, the market perception of its future prospects, as well as other factors, many of which are unrelated to the number of shares outstanding.

The reduction of the number of shares remaining available for issuance as a result of the Forward Split could potentially affect our ability to raise additional capital, acquire assets or other companies, or issue securities convertible into or exercisable for Common Stock. The reduction in the number of shares remaining available for issuance may also limit our flexibility to meet business needs as they arise and could hamper our ability to take advantage of favorable opportunities. Further, such a reduction could create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, with a limited number of shares available for issuance, the remaining authorized shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

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STRUCTURE OF THE REVERSE STOCK SPLIT/FORWARD STOCK SPLIT

The Reverse Stock Split/Forward Stock Split includes both a Reverse Stock Split and a Forward Stock Split of shares of the Company’s Common Stock. If the approved Reverse Stock Split/Forward Stock Split occurs, the Reverse Stock Split/Forward Stock Split of the Company’s Common Stock would become effective on the date and in the manner set forth in the amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware. All stockholders on the Effective Date would receive 1 share of the Company’s Common Stock for every 500 shares of Common Stock held in their accounts at that time. If a registered holder has 500 or more shares of Common Stock at the time of the Reverse Stock Split/Forward Stock Split, any fractional share in such account will NOT be cashed out after the Reverse Stock Split; however, if any fractional shares exist in such account after giving effect to the Reverse Stock Split/Forward Stock Split, then such fractional shares will be rounded to the nearest whole share, with 0.5 fraction being rounded up.  Any registered stockholder who holds fewer than 500 shares of Common Stock, at the time of the Reverse Stock Split also referred to as a “Cashed-Out Stockholder,” would receive a cash payment instead of fractional shares and would no longer have an interest in the Company. This cash payment would be determined and paid as described below under Determination of “Cash-Out Price.”

Immediately following the Reverse Stock Split, all stockholders who are not Cashed-Out Stockholders would receive 15 shares of Common Stock for every 1 share of stock they held following the Reverse Stock Split and may receive a whole share for any fractional share held after giving effect to the Forward Stock Split. We intend for the Reverse Stock Split/Forward Stock Split to treat stockholders holding shares in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names and nominees would be instructed to effect the Reverse Stock Split/Forward Stock Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as “Cashed-Out Stockholders.” However, nominees may have different procedures, and the Company stockholders holding shares in street name should contact their nominees.

The below charts outline the capital structure as described in the Reverse Stock Split/Forward Stock Split and prior to and immediately following the Reverse Stock Split/Forward Stock Split. Note the number of shares disclosed as “Issued and Outstanding” in the below chart accounts for the number of shares issued and outstanding as of the Record Date. Please note that beneficial ownership calculations do not include approximately 15,000,000 shares of our Common Stock beneficially owned by OBOs because of the way foreign custodians report their holdings (i.e.in a single block, even though there may be many underlying individual accounts).

	Number of shares of common stock prior to Reverse/Forward Split	Number of shares of common stock after Reverse/Forward Split
Authorized	75,000,000	75,000,000
Issued and Outstanding	70,291,062	2,105,426
Reserved for Issuance	0	0
Authorized but Unissued	4,708,938	72,894,574

DETERMINATION OF CASH-OUT PRICE

In order to avoid the expense and inconvenience of issuing fractional shares to stockholders who hold less than one share after the Reverse Stock Split, under Delaware state law the Company may either (a) arrange for the sale of these fractional shares in the open market and the distribution of the net proceeds from such sales to the Cashed-Out Stockholders; or (b) deposit cash with the transfer agent for payment for the Cashed-Out Stockholders’ fractional shares. The Board currently intends to have the Company pay cash for the fractional shares without selling any shares in the open market. If the Board changes its intention, we will publicly announce the decision in a press release. If the fractional shares are not sold in the open market, the price paid to stockholders with fewer than 500 shares will be determined based on the average daily closing price per share of the Common Stock on the NYSE Amex for the five trading days immediately before and including the Effective Date of the Reverse Stock Split/Forward Stock Split, without interest (the “Cash-Out Price”).

Promptly after the date on which we effect the Reverse Stock Split/Forward Stock Split, the Company intends to deposit cash believed to be sufficient to cover the aggregate Cashed-Out Price for all the fractional shares with its transfer agent, which will be held in trust for the benefit of the Cashed-Out Stockholders. All Cashed-Out Stockholders will receive cash equal to the Cash-Out Price of the shares they held immediately prior to the Reverse Stock Split in accounts with fewer than 500 shares of Common Stock, without interest. Promptly after the Reverse Stock Split/Forward Stock Split, the transfer agent will pay the cash to the Cashed-Out Stockholders as described below in “Exchange of Certificates; Payment of Cash-Out Price.”

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All Cashed-Out Stockholders will receive the same Cash-Out Price.

EFFECT OF THE REVERSE STOCK SPLIT/FORWARD STOCK SPLIT ON COMMON STOCK OF THE COMPANY

The Reverse Stock Split/Forward Stock Split would not change the par value per share and the number of authorized shares of Common Stock. These Corporate Actions would also not affect the public registration of the Company’s Common Stock with the SEC under the Exchange Act and the Company would continue to be subject to periodic reporting and other requirements of the Exchange Act.  We expect that the Company’s Common Stock would continue to be listed on NYSE Amex under the symbol “MGT.OB”.

The number of shares of authorized Common stock would not change as a result of the Reverse Stock Split/Forward Stock Split. On February 21, 2012, there were 70,291,062 shares of the Company’s Common Stock issued and outstanding. Following the Reverse Stock Split/Forward Stock Split, the total number of issued and outstanding shares of Common Stock would be reduced by (a) the difference between the issued and outstanding shares of the Company’s Common Stock prior to the Reverse Stock Split/Forward Stock and the number of shares of Common Stock that are issued as a result of the Reverse Stock Split/Forward Stock Split and (b) the aggregate number of fractional shares of the Cashed-Out Stockholders that the Company purchases from the Cashed-Out Stockholders. Based on information as of the date of this Information Statement, we believe that there would be approximately 2,105,426 shares of the Company’s Common Stock outstanding after giving effect to the Reverse Stock Split/Forward Stock Split.

After the Effective Date of the Reverse Stock Split/Forward Stock, each remaining stockholder would own fewer shares of the Company’s Common Stock. Thus, following a Reverse Stock Split/Forward Stock Split, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our Certificate of Incorporation would effectively increase. The Reverse Split would also result in a significant increase in the number of authorized and unissued shares of common stock. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock would reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as, but not limited to, raising additional capital, acquisitions of companies or assets and sales of securities exercisable for Common Stock. We believe that the availability of the additional shares may provide us with the flexibility to meet our business needs as they arise. If we issue additional shares for any purposes, the ownership interest of our current stockholders would be diluted in the same manner as would result from any other share issuance. As of the date of this filing, the Company anticipates, as part of its previously disclosed plan of compliance submitted to AMEX, that it will in the future issue shares in order to regain compliance with the Exchange’s minimum value of shareholders equity, but has no definitive plans or arrangements in this regard.

These Corporate Actions have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that would become available for issuance following the Reverse Stock Split/Forward Stock Split could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

EXCHANGE OF CERTIFICATES; PAYMENT OF CASH-OUT PRICE

Exchange of Certificates

All stockholders on the Effective Date would receive 1 share of the Company’s Common Stock for every 500 shares of Common Stock held in their accounts at that time. If a registered holder has 500 or more shares of Common Stock at the time of the Reverse Stock Split/Forward Stock Split, any fractional share in such account would NOT be cashed out after the Reverse Stock Split; however, if any fractional shares exist in such account after giving effect to the Reverse Stock Split/Forward Stock Split, then such fractional shares would be rounded to the nearest whole share, with 0.5 fraction being rounded up. Immediately following the Reverse Stock Split, all stockholders who are not Cashed-Out Stockholders would receive 15 shares of Common Stock for every 1 share of stock they held following the Reverse Stock Split and may receive a whole share for any fractional share held after giving effect to the Forward Stock Split.

Holders of the Company’s Common Stock who are not Cashed-Out Stockholders would not be required to exchange their certificates representing shares of Common Stock held prior to the Reverse Stock Split/Forward Stock Split for new certificates representing shares of Common Stock.  Therefore, it is not necessary for you to send us your stock certificates.  If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to the Company’s transfer agent at the address set forth below with a request for a replacement certificate and the appropriate stock transfer fee.

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Payment of Cash-Out Price

Any stockholder who holds fewer than 500 shares of Common Stock, at the time of the Reverse Stock Split also referred to as a “Cashed-Out Stockholder”, would receive a cash payment in accordance with the procedures described below:

·	You would not receive fractional shares of stock as a result of the Reverse Stock Split in respect of your shares being cashed out.

·	Instead of receiving fractional shares, you would receive a cash payment in respect of your affected shares.

•	After the Reverse Stock Split, you would have no further interest in the Company with respect to your cashed-out shares. These shares would no longer entitle you to the right to vote as a stockholder or share in the Company’s assets, earnings, or profits or in any dividends paid after the Reverse Stock Split. In other words, you would no longer hold your cashed-out shares; you would just have the right to receive cash for these shares.

•	You would not have to pay any service charges or brokerage commissions in connection with the Reverse Stock Split/Forward Stock Split.

•	Promptly after the Effective Date of the Reverse Stock Split/Forward Stock Split, you would receive a payment for the cashed out shares you held immediately prior to the Reverse Stock Split in accordance with the procedures described below. However, you would not be entitled to receive interest with respect to the period of time between the date of the Reverse Stock Split and the date you receive your payment for the cashed out shares.

If you hold Book-Entry Shares:

•	Some of the Company’s registered stockholders hold their shares in book-entry form under the Direct Registration System for securities. These stockholders do not have stock certificates evidencing their ownership of the Company’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you are a Cashed-Out Stockholder who holds registered shares in a book-entry account, you do not need to take any action to receive your cash payment. We would mail a check to you at your registered address promptly after the date we affect the Reverse Stock Split/Forward Stock Split. By signing and cashing this check, you would warrant that you owned the shares for which you received a cash payment.

If you hold Certificated Shares:

•	If you are a Cashed-Out Stockholder with a stock certificate representing your cashed-out shares, you would receive a transmittal letter from the Company promptly after the date we effect the Reverse Stock Split/Forward Stock Split. The letter of transmittal would contain instructions on how to surrender your certificate(s) to the Company’s transfer agent, VStock Transfer, LLC for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to VStock Transfer, LLC, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal.

Stockholders should respond promptly to the communications they receive from the Company’s transfer agent. It is the Company’s present intention that if a stockholder is entitled to cash payment and such stockholder has not delivered his old share certificate(s) to the Company by the second anniversary of the Effective Date, then the payment that he would otherwise be entitled to receive would be turned over to the Company.

All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws. You will not receive any interest on cash payments owed to you as a result of the Reverse Stock Split/Forward Stock Split.

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NOTE:  If you want to continue to hold the Company stock after the Reverse Stock Split/Forward Stock Split, you may do so by taking either of the following actions far enough in advance so that it is complete and settled by the Effective Date of the Reverse Stock Split/Forward Stock Split.

•	purchase a sufficient number of shares of the Company’s Common Stock on the open market so that you hold at least 500 shares of Common Stock in your account prior to the Effective Date of the Reverse Stock Split; or

•	if applicable, consolidate existing accounts so that you hold at least 500 shares of the Company’s Common Stock in one account prior to the Effective Date of the Reverse Stock Split.

The contact information for our transfer agent is as follows:

VStock Transfer, LLC

77 Spruce Street, Suite 201

Cedarhurst, NY 11598

+1 (212) 828-8436

Email: yoel@vstocktransfer.com

ACCOUNTING CONSEQUENCES

The par value per share of Common Stock would remain unchanged at $.001 per share after the Reverse Stock Split/Forward Stock Split. As a result, on the Effective Date of the Reverse Stock Split/Forward Stock Split, the stated capital on the Company’s balance sheet attributable to the Common Stock would be reduced proportionally, based on the combined effect of the Reverse Stock Split/Forward Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per common stock share net income or loss would be increased and the current negative net book value per share would become more negative because there would be fewer shares of Common Stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of the Reverse Stock Split/Forward Stock Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

We have summarized below the material federal income tax consequences to the Company and stockholders resulting from the Reverse Stock Split/Forward Stock Split. This summary is based on existing U.S. federal income tax law, which may change, possibly retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received the Company stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended (the “Code”). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse Stock Split/Forward Stock Split would be treated as a “tax-free recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

Federal Income Tax Consequences to Stockholders Who Are Not Cashed Out by the Reverse Stock Split/Forward Stock Split:

If you (a) continue to hold Company’s Common Stock immediately after the Reverse Stock Split/Forward Stock Split, and (b) you receive no cash as a result of the Reverse Stock Split/Forward Stock Split, you will not recognize any gain or loss in the Reverse Stock Split/Forward Stock Split and you will have the same adjusted tax basis and holding period in your Company’s Common Stock, as the case may be, as you had in such stock immediately prior to the Reverse Stock Split/Forward Stock Split.

Federal Income Tax Consequences to Cashed-Out Stockholders:

If you receive cash as a result of the Reverse Stock Split/Forward Stock Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Company’s Common Stock immediately after the Reverse Stock Split/Forward Stock Split, as explained below.

Stockholders Who Exchange All of Their Company’s Common Stock for Cash as a Result of the Reverse Stock Split/Forward Stock Split.

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If you (a) receive cash in exchange for a fractional share as a result of the Reverse Stock Split/Forward Stock Split, (b) you do not continue to hold any Company stock immediately after the Reverse Stock Split/Forward Stock Split, and (c) you are not related to any person or entity that holds Company’s Common Stock immediately after the Reverse Stock Split/Forward Stock Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

If you are related to a person or entity who continues to hold Company’s Common Stock immediately after the Reverse Stock Split/Forward Stock Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (a) is “not essentially equivalent to a dividend,” or (b) is a “substantially disproportionate redemption of stock,” as described below:

·	“Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in Company resulting from the Reverse Stock Split/Forward Stock Split is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

·	“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse Stock Split/Forward Stock Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of Company’s Common Stock owned by you immediately after the Reverse Stock Split/Forward Stock Split is less than 80% of the percentage of shares of Company’s Common Stock owned by you immediately before the Reverse Stock Split/Forward Stock Split and you own less than 50% of the outstanding shares of Company’s Common Stock after the Reverse Stock Split/Forward Stock Split.

In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the redemption of shares of Company’s Common Stock is not treated as capital gain under any of the tests, then the entire amount of the payment you receive for your shares will be treated first as ordinary dividend income to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain. See “Maximum Tax Rates Applicable to Capital Gain” below.

Stockholders Who Both Receive Cash and Continue to Hold Company’s Common Stock Immediately After the Reverse Stock Split/Forward Stock Split.

If you receive cash as a result of the Reverse Stock Split/Forward Stock Split and continue to hold Company’s Common Stock immediately after the Reverse Stock Split/Forward Stock Split, you generally will be subject to the same rules for determining tax treatment as described above, the same as if you constructively continue to hold shares of Company’s Common Stock. If you meet either the “not essentially equivalent to a dividend” test or the “substantially disproportionate redemption of stock” test, then you will recognize gain, but not loss, in an amount equal to the lesser of (a) the excess of the sum of aggregate fair market value of your shares of Company’s Common Stock plus the cash received over your adjusted tax basis in the shares, or (b) the amount of cash received in the Reverse Stock Split/Forward Stock Split. In determining whether you meet either test, you must take into account as shares you own both shares of Company’s Common Stock that you actually own and constructively own (i.e.,shares owned by certain individuals or entities related to you) before and after the Reverse Stock Split/Forward Stock Split. Your aggregate adjusted tax basis in your shares of Company’s Common Stock held immediately after the Reverse Stock Split/Forward Stock Split will be equal to your aggregate adjusted tax basis in your shares of Company’s Common Stock held immediately prior to the Reverse Stock Split/Forward Stock Split, increased by any gain recognized in the Reverse Stock Split/Forward Stock Split, and decreased by the amount of cash received in the Reverse Stock Split/Forward Stock Split.

Any gain or loss recognized in the Reverse Stock Split/Forward Stock Split will be treated, for federal income tax purposes, as long-term capital gain or loss (assuming that your receipt of cash either (a) is “not essentially equivalent to a dividend” with respect to you, or (b) is a “substantially disproportionate redemption of stock” with respect to you) provided that you have held your shares for more than one year. If you acquired shares redeemed in the Reverse Stock Split/Forward Stock Split at different times, you will be required to compute such gain or loss and determine whether such gain or loss is long-term or not, separately with respect to each such acquisition of shares. In applying these tests, you may be able to take into account sales of shares of Company’s Common Stock that occur substantially contemporaneously with the Reverse Stock Split/Forward Stock Split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain. Currently, long-term capital gain and dividend income are both subject to a maximum income tax rate of 15% for federal income tax purposes.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT/FORWARD STOCK SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

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ANTI-TAKEOVER EFFECTS

Our Board does not intend to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or by-laws. Aside from described above, we currently do not have any plans to issue additional shares of Common Stock. The proposed amendment is not in response to any effort on the part of any party to accumulate Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change management.

NO GOING PRIVATE TRANSACTION

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We would have over 700 record and beneficial holders combined after the Reverse/Forward. The Board has determined that the Reverse Stock Split/Forward Stock Split is advisable and in the best interests of the Company. Such determination was based upon the Company’s desire to be in compliance with all NYSE Amex rules and certain other factors, including existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Our goal is to ultimately expand our stockholder base by making the Company’s Common Stock more attractive. To this end, by reducing the number of stockholders with fewer than 500 shares, we believe that the Reverse Stock Split/Forward Stock Split would encourage a broader range of institutional investors, professional investors and other members of the investing public, to take a position in the Company’s Common Stock.

REQUIRED VOTE

The Delaware General Corporation Law provides an outline of the scope of the amendments of the Certificate. This includes the amendments discussed herein. The Delaware General Corporation Law provides that proposed amendments must first be adopted by the Board and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting shares of our Common Stock.

NO APPRAISAL RIGHTS

Under Delaware law, the stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split/Forward Stock Split Corporate Actions and the Company will not independently provide stockholders with any such right.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE REVERSE STOCK SPLIT/FORWARD STOCK SPLIT PROPOSAL

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of February 21, 2012:

·	each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock;

·	each person serving as a director, a nominee for director, or executive officer of the Company; and

·	all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. For purposes of this table, shares subject to outstanding warrants and options exercisable within 60 days of the date of this Annual Report are considered as beneficially owned by the person holding such securities. To our knowledge, except as set forth in this table, the persons named in this table have sole voting and investment power with respect to the shares shown.

Percentage beneficially owned is based upon 70,291,062 shares of Common Stock issued and outstanding as of February 21, 2012.

	Number of Shares		Percentage of Common
Name of Beneficial Owner	Beneficially Owned		Equity Beneficially Owned

5% Beneficial Owners
Joseph DiRenzo	3,600,000		5.12%
Directors and Officers
Robert Ladd	21,477,746	(1)	30.6%
Neal Wyman	-		-
Richard Taney	-		-
Richard W. Cohen	-		-
Robert Traversa	5,033,550	(2)	7.2%
Allan Rowley (3)	-		-
Troy Robinson (4)	-		-

Total Current Officers and Directors as a Group (5 persons)	26,511,296		37.8%

Addresses for the above directors and officers are care of the Company at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528.

(1)	Mr. Ladd owns 750,000 shares of Common Stock directly. Mr. Ladd may also be deemed to be the beneficial owner of an additional 20,727,746 shares of Common Stock held by Laddcap Value Partners III LLC, a Delaware limited liability company (“Laddcap”), by virtue of his ability to vote or control the vote or dispose or control the disposition of the shares of Common Stock held by Laddcap through his position as Managing Member of Laddcap. On February 9, 2011, all 7,984,012 shares of Common Stock held by Laddcap Value Partners LP were transferred to Laddcap.

(2)	Mr. Traversa owns 5,033,550 shares of Common Stock of record.

(3)	Mr. Rowley resigned on February 7, 2011 and holds no Common Stock and holds no Common Stock of record.

(4)	Mr. Robinson resigned on March 8, 2011 and holds no Common Stock and holds no Common Stock of record.

Changes in Control

We do not have any arrangements which may at a subsequent date result in a change in control.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Corporate Actions which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other business which will be presented at the special meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their judgment on such matters.

Solicitation Of Proxies

It is expected that the solicitation of Proxies will be by mail.  The cost of solicitation by management will be borne by the Company.  The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.  We estimate that the total amount to be spent in connection with such activities will be $15,000.

Stockholder Communications

Stockholders wishing to communicate with the Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: Corporate Secretary.  The Corporate Secretary will present a summary of all stockholder communications to the Board of Directors at subsequent Board of Directors meetings.  The directors will have the opportunity to review the actual communications at their discretion.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” believes,” “anticipates,” intends,” plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an exhibit to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than February 22, 2012, or such earlier date as is expressly set forth herein.

Dated: February 22, 2012	By order of the Board of Directors

/s/ Robert Ladd
By: Robert Ladd
Its: President and CEO

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EXHIBIT A

FORM OF

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

MGT CAPITAL INVESTMENTS, INC.

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MGT CAPITAL INVESTMENTS, INC.

The undersigned, Robert Ladd, the President of MGT Capital Investments, Inc. (the “Company”), pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

First: That the name of the Company is MGT Capital Investments, Inc.

Second:  That Article FOURTH of the Certificate of Incorporation is hereby amended by adding the following language at the end of Paragraph B:

C.           Effective at 6:00 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article Fourth of the Certificate of Incorporation (the “Reverse Split Effective Time”), each share of the Common Stock, par value $0.001 per share, of the Company outstanding at the Reverse Split Effective Time shall, without any action on the part of the holder thereof, automatically be reclassified and changed into one five-hundredth (1/500th) of a share of Common Stock, par value $0.001 per share, of the Company; provided, however, that (i) if the foregoing reverse stock split (the “Reverse Split”) would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share (Fractional Shares”), such Fractional Shares shall, without any action on the part of the holder thereof, automatically be canceled in the Reverse Split; and (ii) in the Reverse Split, all of the Fractional Shares shall automatically be converted into the right to receive the Trading Value thereof upon surrender by the holder thereof of the certificate or certificates representing such Fractional Shares.  For purposes hereof, the term “Trading Value” of any Fractional Shares shall mean the product of:  (A) the average daily closing price per share of the common stock on the NYSE Amex Exchange for the five trading days immediately before and including the effective date of the Reverse Stock Split/Forward Stock Split, multiplied by (B) the number of shares of Common Stock that were converted into such Fractional Shares as a result of the Reverse Split.  From and after the Reverse Split Effective Time, each holder of Fractional Shares shall have no further interest as a stockholder in the Company in respect of such Fractional Shares.

Effective at 6:01 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article Fourth of the Certificate of Incorporation (the “Forward Split Effective Time”):  (i) each share (whether a whole share or Fractional Share) of the Common Stock, par value $0.001 per share, of the Company outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall, without any action on the part of the holder thereof, automatically be reclassified and changed into fifteen (15) shares of Common Stock, par value $0.001 per share, of the Company; and (ii) fractions of a share outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall be proportionately reclassified and changed by being rounded to the nearest whole share.

Third:    The effective date of the Amendment herein certified shall be March     , 2012.

Fourth:  That the amendments to the Certificate of Incorporation set forth in this Certificate of Amendment have been adopted in accordance with Sections 141, 228, and 242 of General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation of the Company to be signed by the undersigned, Robert Ladd, an authorized officer, and the undersigned has executed this certificate and affirms the foregoing as true and under penalty of perjury this ___ day of March, 2012.

By:
Robert Ladd, President and CEO

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MGT Capital Investments, Inc.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this	☒

Proposal 1	To vote on the proposal to amend our Certificate of Incorporation to effect a Reverse Stock Split of the Company’s Common Stock, at an exchange ratio of 1-for-500 shares of the Company’s outstanding Common Stock, immediately followed by a forward split of the Company’s outstanding Common Stock, at an exchange ratio of 15-for-1 shares of the Company’s outstanding Common Stock.

☐ FOR ☐ AGAINST ☐ ABSTAIN

PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

COMPANY ID:

o	PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date, 2012.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be held on March 20, 2012:

The Proxy Statement is available at: http://mgtcapital2012.investorroom.com.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

MGT Capital Investments, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Robert Ladd and Robert Traversa or either of them, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.001 per share, of MGT Capital Investments, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of the Stockholders of the Company to be held on March 20, 2012, at 10:00a.m. local time at the offices of Gersten Savage LLP, 600 Lexington Ave. New York, NY 10022 upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated February 22, 2012 a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting. The Reverse Stock Split/Forward Spock Split is proposed by the Company.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE REVERSE STOCK SPLIT/FORWARD STOCK SPLIT.

(Continued, and to be marked, dated and signed, on the other side)